Exhibit 21.1

Entity	Jurisdiction of Incorporation	D/B/A Jurisdiction
Capital Trust RE CDO 2004-1 Corp.	Delaware
Capital Trust RE CDO 2004-1 Ltd.	Cayman Islands
Capital Trust RE CDO 2005-1 Ltd.	Cayman Islands
Capital Trust RE CDO Depositor	Delaware
CDO V	Cayman Islands
Crossing HH, LLC	Delaware
CT Asia Fund Manager, LLC	Delaware
CT Bracor Holding LLC	Delaware
CT BSI Funding Corp.	Delaware
CT CDO III Corp.	Delaware
CT CDO III Ltd.	Cayman Islands
CT CDO III, LLC	Delaware
CT CDO IV Corp.	Delaware
CT CDO IV Ltd.	Cayman Islands
CT CDO IV, LLC	Delaware
CT High Grade Mezzanine Manager, LLC	Delaware
CT High Grade Partners II Manager, LLC	Delaware
CT High Grade Partners II MM, LLC	Delaware
CT Investment Management Co., LLC	Delaware
CT Large Loan Manager, LLC	Delaware
CT LF Funding Corp.	Delaware
CT LH Finance Sub, LLC	Delaware
CT OPI GP, LLC	Delaware
CT OPI Investor, LLC	Delaware
CT OPI Manager, LLC	Delaware
CT Preferred Trust I	Delaware
CT Preferred Trust II	Delaware
CT Public Preferred Trust I	Maryland
CT Public Preferred Trust II	Maryland
CT Public Preferred Trust III	Maryland
CT RE CDO 2004-1 Sub, LLC	Delaware
CT RE CDO 2005-1 Corp.	Delaware
CT RE CDO 2005-1 Sub, LLC	Delaware
CT Rosarito LLC	Delaware
CT Rosarito Retail LLC	Delaware
CT XLC Holding, LLC	Delaware
CTAMPI MS, Ltd.	Cayman Islands
CT-F2-GP, LLC	Delaware
CT-F2-LP, LLC	Delaware
CTIMCO China RO, LLC	Delaware
CTIMCO China RO, Ltd.	Cayman Islands
CTIMCO CTX Manager, LLC	Delaware
CTIMCO Employee Sub, LLC	Delaware
CTIMCO Operating Subsidiary, LLC	Delaware
CTX CDO I Manager, LLC	Delaware
CTX Co-Invest Sub, LLC	Delaware
CTX Fund GP, LLC	Delaware
VCG Montreal Management, Inc.	New York
VIC, Inc.	Delaware	Vic NY
Victor Capital Group, LP	Delaware